FOLEY & LARDNER LLP ATTORNEYS AT LAW
402 W. Broadway, Suite 2300 San Diego, CA 92101-3542 619.234.6655 TEL 619.234.3510 FAX www.foley.com
July 15, 2005	WRITER'S DIRECT LINE 619.685.4615 kpolin@foley.com Email
CLIENT/MATTER NUMBER 051618-0104

IT&E International Group
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, CA 92075

Dear Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by IT&E International Group, a Nevada corporation (the “Company”) of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of up to 9,102,612 shares (the “Shares”) of the Company’s common stock, par value $0.001 on behalf of the selling shareholder named therein, including:

            (i)     up to 7,178,612 shares of the Company’s common stock (the “Note Shares”) issuable upon conversion of the principal amount and accrued interest under that certain Secured Convertible Term Note dated October 18, 2004 (the “Note”); and

            (ii)     up to 1,924,000 shares of the Company’s common stock (the “Warrant Shares”) issuable upon exercise of that certain Common Stock Purchase Warrant dated October 18, 2004 (the “Warrant”).

        In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Articles of Incorporation and Bylaws, the Note, the Warrant and the related Securities Purchase Agreement dated October 18, 2004, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Note Shares when issued and sold in accordance with the terms of the Note will be validly issued, fully-paid and non-assessable, and (ii) the Warrant Shares when issued and sold in accordance with the terms of the Warrant will be validly issued, fully-paid and non-assessable.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

IT&E International Group
July 15, 2005

        We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, Foley & Lardner LLP /s/ Foley & Lardner, LLP